EXHIBIT 99.2
Investor Presentation Operational Update November 2008

Forward Looking Statements The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this presentation contains statements that are forward-looking, such as statements relating to results of operations and financial conditions and business development activities, as well as capital spending and financing sources. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of Mercer. For more information regarding these risks and uncertainties, review Mercer’s filings with the Securities and Exchange Commission.

BSK Tightening of Supply and Demand Total Bleached Softwood Kraft demand in 2007 was 22.2 million tonnes, up from 21.9 million the year before NBSK follows the general demand increases for softwood Historic BSK Demand versus Practical Maximum Capacity Capacity (tonnes) Demand (tonnes) Demand Capacity Spread (%) 25,000 25% 20,000 20% 15,000 15% 10,000 10% Demand 000’s of tonnes 5,000 5% Supply exceeds 0 0% 07 8 9 2 3 4 7 9995 996 9 9 9 000 001 0 0 00 005 0 191 1 19 19 19 2 2 20 20 2 22006 20 Year 3 Source: Pulp & Paper Products Council

NBSK Tightening of Supply and Demand The gap between supply and demand widened slightly in 2007 We had expected the supply / demand spread to narrow to zero in 2007 with the 1.2 million tonnes in capacity closures, but swing capacity and debottlenecking offset the closures Based upon species mix in forests we believe capacity that has swung to NBSK can’t be sustained over the long term Limitations to fiber switching coupled with continued NBSK demand growth and further capacity closures will continue to tighten fundamentals, leading to higher prices over the long term Historic NBSK Demand versus Practical Maximum Capacity Capacity (tonnes) Demand (tonnes) Demand Capacity Spread (%)
00 35% 14,000 30% 12,000 25% 10,000 20% 8,000 15% 6,000 10% Demand 000’s of tonnes 4,000 5% Supply exceeds 2,000 0% 0 -5% 0 4 5 6 7 9 99 00 01 02 03 0 0 0 0 9 0 0 0 0 20 20 20 20 19 1995199619971998 1 2 2 2 2 4
Source: Pulp & Paper Products Council Year

MERCER

Market-Related NBSK Capacity Downtime

As a result of the significant downturns in pulp pricing and demand the pulp market has experienced in recent weeks, there have been announcements of downtime being taken at NBSK mills around the world

Market-Related NBSK Pulp Mill Temporary Closures (000's t)				
Company	**Location**	**Date**	**Total**	**Market**
AbitibiBowater	Thunder Bay, ON [1]	Q4 2008	13	13
Boise Cascade	Wallula, Washington [2]	Q4 2008	22	10
Botnia	Finnish Mills	Q4 2008	50	50
Buchanan Forest Products	Terrace Bay, ON [1]	Q4 2008	40	40
Canfor Pulp	Intercon and PG, BC [1]	Q4 2008	30	30
EverGreen Pulp	Samoa, California [2]	Q4 2008	16	16
Howe Sound	Port Mellon, BC	Q4 2008	30	30
Nippon Paper Group	Peace River, Alta [1]	Q4 2008	12	12
Sodra	Tofte, Norway [1]	Q4 2008	11	11
Stora Enso	Enocell, Finland [1]	Q4 2008	25	25
Stora Enso	Norrsundet, Sweden	Q4 2008	48	48
Sunila Oy	Sunila, Finland	Q4 2008	30	30
Tembec	Skookumchuck, BC	Q4 2008	10	10
Total NBSK Capacity Closures *(Total and Market)*			***337***	***325***

[1] Undisclosed portion of the closed capacity is a kind of pulp other than NBSK

[2] Mills closure for indefinite period or at least no restart date announced. Idled capacity is per month and is expected to increase

Source: TerraChoice Market Services Inc.
Note: The list is not exhaustive as a growing number of companies have policies of not reporting downtime information

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MERCER

Permanent NBSK Capacity Reductions

- The recently announced market-related closures are in addition to regular maintenance downtime and the considerable quantity of recent NBSK capacity closures
  - Approximately 1.3 million tonnes of NBSK market pulp capacity already shut down with another 0.5 million tonnes expected to close in the next year
  - Represents approximately 15% of total global NBSK pulp capacity *

NBSK Pulp Mill Permanent Closures (000's t)

Company	Location	Date	Total	Market
Stora Enso	Norrsundet, Sweden	Q1 2009	300	300
UPM	Tervasaari, Finland	Q4 2008	204	204
Stora Enso	Kemijarvi, Finland	Q2 2008	250	120
Weyerhaeuser	USA	Q1 2008	60	60
West Fraser	Hinton, AB	Q4 2006	70	70
Tembec	Smooth Rock Falls, ON	Q3 2006	200	200
Cascades	Jonquiere, PQ	Q3 2006	82	-
Bowater	Thunder Bay, ON	Q2 2006	100	100
Korsnas	Gavle, Sweden	Q2 2006	70	70
Weyerhaeuser	Prince Albert, SK	Q2 2006	260	130
Western Forest Products	Squamish, BC	Q1 2006	275	275
Domtar	Lebel-sur-Quevillon	Q4 2005	300	300
Total NBSK Capacity Closures *(Total and Market)*			**2,171**	**1,829**

Source: NLK Pulp Monitor, TerraChoice Market Services and company filings

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* Estimated total 2008 global NBSK pulp capacity = 12,435,000 tonnes (*Source: Hawkins Wright, Outlook for Market Pulp Demand, Supply and Prices, August 2008*)

Evolution of Mercer’s Last Three Years Decreasing Non-Fiber Conversion Costs Most input costs such as labour, selling and general costs have increased with CPI Chemicals in the pulping process across the industry account for approximately 10% of total costs. We have seen the price of these global commodities rise significantly over the last three years Commodities like steel and oil have driven the price of replacement parts and consumables higher These significant upward cost pressures have masked some of Mercer’s operational and investment achievements in lowering non-fiber conversion costs 7

Mercer’s Evolution Steady decreases in non-fiber conversion costs
Mercer L4Q Non-Fiber Conversion Cost % Change from L4Q Q4-2005 30% cost 20% 10% conversion 0% Avg. non-fiber -10% -20% 5 006 007 200200620062006 2 220072007200720082008 Q4 Q1 2 3 4 Q4 Q1 Q2 Q3 Q Q Q Q1 Q2
Since 2005, Mercer has managed to reduce non-fiber conversion costs –despite escalating input costs – through strategic capital investment and operational best practices 8

Mercer’s Evolution Celgar capital projects a success Celgar L4Q Non-Fiber Conversion Cost % Change from L4Q Q4-2005 30% 20% cost 10% conversion 0% Avg. non-fiber Celgar completes -10%CAD $27 million mill debottlenecking project -20% 07 2005200620062006200620072007 2020072008 413423Q41 QQQ2QQQ1QQQ Mercer’s CAD $27 million capital investment program exceeded EBITDA expectations, playing a significant part in Celgar’s productivity increases and cost reductions Best practices and management initiatives have been successful at bringing down costs by 8%, on a per tonne basis9

Mercer’s Evolution Rosenthal conversion cost decreases Rosenthal Rolling L4Q Non-Fiber Conversion Cost % Change from L4Q Q4-2005 30% 20% cost 10% conversion 0% Avg. non-fiber -10% -20% 5667778 0000000 000000 22006 20 22006 2 22007 2 22008 41234123412 QQQQQQQQQQQ
Rosenthal, continues to be a star performer for Mercer, making continuous improvements and setting new world class standards for mill reliability Continuous absolute cost reductions have been achieved
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Mercer’s Evolution Stendal sets the standard for low production costs Stendal L4Q Non-Fiber Conversion Cost % Change from L4Q Q4-2005 30% 20% cost 10% conversion 0% Avg. non-fiber -10% -20% 7 007 07 07 2005 2006 20062006 2006 200 0 202 220082008 Q4Q1Q2Q3Q4123 QQQQ4Q1Q2
Newly built in 2005, Stendal had one of the fastest ramp ups in history, hitting and exceeding reliability, production, and cost expectations within its first quarter of operations Stendal’s scale and equipment make it Mercer’s lowest cost mill, with non-fiber conversion costs over 20% lower than Mercer’s corporate average 11

MERCER

European Softwood Price Trend

Price levels of competing jurisdictions

Conifer Price Trend - Europe (US$ / odmt)

	Conifer	Q4 2005	Q1 2007	Q2 2008	% Change
Germany	Roundwood	140	204	201	**43.6%**
	Chips	101	166	156	**54.5%**
Sweden	Roundwood	116	140	191	**64.7%**
	Chips	93	127	164	**76.3%**
Finland	Roundwood	126	148	210	**66.7%**
	Chips	-	-	-	-

- German wood market prices rose more rapidly going into 2007 than in other regions, but leveled off during 2008
- Sweden and Finland lost the comparative advantages they had in wood cost in 2007 as the same supply and demand fundamentals affecting German wood markets began in those areas
- Going forward, Finland and Sweden will be further impacted by Russian export duties on wood

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* *Source: Wood Resource Quarterly, Wood Resources International LLC*

Mercer’s Evolution German fiber prices shifting German Mills — Rolling L4Q Fiber Cost % Change from L4Q Q4-2005 RosenthalStendal cost 80%
60%Increased competition conversionfor fiber supply from particle board producers
40% 20% Lower demand from particle board
Avg. fiber 0%producers -20% 56 006 0000006007 007 008 008 22 2 2200620072007 2 2 2 2 Q4Q1Q2Q3Q4Q1Q234Q1
QQQ2 Increased fiber competition from particle board producers and biofuel speculators have increased the cost of fiber in Germany From 2000 – 2005, fiber prices were relatively flat From 2005 to the end of 2007, there was a steady rise in fiber prices from the increased competition for fiber from particle board producers and biofuel speculators Prices are currently falling and have been for the past six months 13

MERCER

North American Softwood Price Trend

Reduced sawmill residual supply increases fiber costs

Conifer Price Trend - North America (US$ / odmt)

	Conifer	Q4 2005	Q1 2007	Q2 2008	% Change
Canada West	Roundwood	61	100	106	**73.8%**
	Chips	59	82	101	**71.2%**
US Northwest	Roundwood	64	101	96	**50.0%**
	Chips	73	140	137	**87.7%**
Canada East	Roundwood	149	142	165	**10.7%**
	Chips	142	122	144	**1.4%**

- Unprecedented downturn in the North American lumber industry has dramatically reduced the amount of available sawmill residuals, forcing P&P mills to increase demand for roundwood, causing roundwood prices to rise
- Eastern Canada prices were already at very high levels and therefore could not go much higher
- Western Canada prices, while having risen dramatically, are still significantly lower than Eastern Canada prices

* *Source: Wood Resource Quarterly, Wood Resources International LLC*

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Mercer’s Evolution Western fiber price shiftCelgar Rolling L4Q Fiber Cost % Change from L4Q Q4-2005 cost 80% conversion 60%2006: Sawmill “stay 40%open” premiums paid20%2007: Increased 0%whole log chippingAvg. fiber -20%6 006 006 200677 00720088 2005 200 2 2 200 200 22007 20023234Q1Q2 Q4Q1 QQQ4Q1 QQQ Up until 2006, Celgar relied almost exclusively on residual chips from sawmills In 2006 and 2007, fiber costs increased because of “stay open” premiums paid to sawmills and an increased reliance on whole log chipping, whereby > 50% of Celgar’s fiber is now whole log chips Quick mobilization of log procurement programs also added to cost increase These costs have peaked and through optimization of logistics and an improved whole log supply, we expect fiber costs to moderate Additionally, Celgar has upgraded its onsite chipping plant which, once operational, will allow us to process small diameter wood more efficiently and thereby lower fiber costs15

Mercer Performance Focus Continuous improvement initiatives A program created to focus the workforce on the goal of increasing EBITDA margins The program identifies and implements improvement opportunities that will enable the mills to reach minimum 30% EBITDA margins Key Areas include: Production increases Fixed cost reduction By-product development and sales Raw material procurement and logistics Mill conversion efficiencies

MERCER

Mercer's Consolidated Balance Sheet

As at September 30, 2008

ASSETS	
Current assets	
Cash and cash equivalents	€ 75,779
Receivables	81,503
Note receivable, current portion	628
Inventories	129,965
Prepaid expenses and other	10,126
Total current assets	298,001
Long-term assets	
Cash, restricted	13,000
Property, plant and equipment	904,653
Investments	646
Deferred note issuance and other costs	4,326
Deferred income tax	25,432
Note receivable, less current portion	3,650
	951,707
Total assets	**€ 1,249,708**

LIABILITIES	
Current liabilities	
Accounts payable and accrued expenses	€ 87,315
Pension and other retirement obligations, current portion	955
Debt, current portion	36,599
Total current liabilities	124,869
Long-term liabilities	
Debt, less current portion	795,445
Unrealized interest rate derivative losses	17,370
Pension and other post-retirement benefit obligations	18,361
Capital leases and other	12,290
Deferred income tax	29,277
	872,743
Total liabilities	**997,612**
SHAREHOLDERS' EQUITY	
Share capital	203,438
Additional paid-in capital	461
Retained earnings	23,986
Accumulated other comprehensive income	24,211
Total shareholders' equity	252,096
Total liabilities and shareholders' equity	**€ 1,249,708**

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Unique Financial StructureMercer’s capital structure provides high leverage to pulp cycles German Government provided Mercer € 375 million in grants for the construction of the Rosenthal and Stendal mills. This amount is credited against fixed assets and translates into € 375 million in equity or debt that the company did not have to raise Mercer’s € 531 million Stendal debt is 80% guaranteed by the German Government, is fixed at an interest rate of approximately 5.3% plus margins and costs, and is secured by the mill’s own assets The debt has provisions for cross-currency swaps with no required margins It is an amortizing debt with no immediate balloon payments Our principal payments are effectively made in pre-tax dollars due to Mercer’s tax shields Unsecured convertible debt of USD $67.3 million at 8.5% with a conversion factor of 7.75; redeemable by the company starting Oct. 15th, 2008, maturing Oct. 15th, 2010 Unsecured senior notes of USD $310 million at 9.25%, maturing Feb. 15th, 201318

Mercer’s Key Investment Highlights Future supply/demand outlook for NBSK has never looked better World class mills that have low delivered costs and are located in excellent fiber baskets Significant upside revenue potential due to excess electricity generating capacity and changing global markets for green power Incremental production capacity available at low capital cost Unique financial structure offering shareholders very high leverage to the pulp cycle Strong shareholder focused management team and board9

Key Takeaways Mercer’s future remains bright We are a low cost producer, our mills perform well during cyclical downturns Some of the mills that compete with us will not be here when the cycle turns upward, further improving our long-term prospects Mercer is well positioned to take advantage of the future market opportunities related to the anticipated reduction in production capacity and continued increases in pulp demand 20 Mercer Performance FocusConti nuous improvement initiativesEBITDA 30+ A program created to focus the workforce on he goal of increasing EBITDA margins The prog ram identifies and implements improvement oppo rtunities that will enable the mills to reach minimum 30% EBITDA margins Key Areas include: Production increases Fix ed cost reduction By-product evelopment and sales Logistics Raw material procuremen logistics Sales optimization Mill conversion eff iciencies16